Exhibit 99.1
 Rapid7 Announces Fourth Quarter and Full-Year 2018 Financial Results

•	Fourth quarter 2018 total revenue of $68.8 million and full year 2018 revenue of $244.1 million (under ASC 606)

•	Fourth quarter 2018 revenue growth of 22% and full-year 2018 revenue growth of 27% (under ASC 605)

•	Annualized recurring revenue (ARR) of $251.8 million, an increase of 53% year-over-year

•	Guiding 2019 ARR growth of greater than 30% and revenue growth between 25% to 28%
Boston, MA – February 7, 2019 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security analytics and automation, today announced its financial results for the fourth quarter and full-year 2018.

“Rapid7 had a great fourth quarter, capping off a very strong 2018. We are particularly pleased with the acceleration in the adoption of our cloud-based offerings. Rapid7 has established itself as a high growth, cloud software company, on a path to profitability.” said Corey Thomas, President and CEO of Rapid7.

“For the sixth quarter in a row, our ARR growth accelerated, reaching 53%, driven by continued strong new customer growth, lower churn and the success of our platform strategy. We again exceeded our growth goals and look forward to another year of ARR growth of over 30 percent with improving operating leverage.”
Fourth Quarter 2018 Financial Results (under ASC 606)

•	Total revenue was $68.8 million.

•	GAAP loss from operations was $(10.8) million and non-GAAP loss from operations was $(2.7) million.

•	GAAP net loss was $(13.0) million or a GAAP net loss per share of $(0.27) and non-GAAP net loss was $(2.4) million or a non-GAAP net loss per share of $(0.05).

•	Adjusted EBITDA was $(0.7) million.

•	Total revenue from North America was $58.5 million and comprised 85% of total revenue. Total revenue from rest of world was $10.3 million and comprised 15% of total revenue.

•	Cash flow from operating activities was $11.9 million, compared to $8.2 million for the fourth quarter of 2017.

Full-Year 2018 Financial Results (under ASC 606)

•	Total revenue was $244.1 million.

•	GAAP loss from operations was $(53.0) million and non-GAAP loss from operations was $(20.4) million.

•	GAAP net loss was $(55.5) million or a GAAP net loss per share of $(1.20) and non-GAAP net loss was $(19.1) million or a non-GAAP net loss per share of $(0.41).

•	Adjusted EBITDA was $(13.4) million.

•	Total revenue from North America was $207.7 million and comprised 85% of total revenue. Total revenue from rest of world was $36.4 million and comprised 15% of total revenue.

•	Cash flow from operating activities was $6.1 million in 2018, compared to $13.3 million in 2017.

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Fourth Quarter and Full-Year 2018 Financial Results (under ASC 605)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share data)
Revenue	$70,638	$57,731	$255,923	$200,940
% growth	22%		27%
GAAP loss from operations	$(15,349)	$(13,385)	$(53,996)	$(48,794)
Non-GAAP loss from operations	$(7,232)	$(7,632)	$(21,339)	$(26,273)
GAAP net loss	$(17,248)	$(13,004)	$(56,194)	$(45,470)
GAAP net loss per share	$(0.36)	$(0.30)	$(1.21)	$(1.06)
Non-GAAP net loss	$(6,596)	$(7,603)	$(19,706)	$(25,933)
Non-GAAP net loss per share	$(0.14)	$(0.17)	$(0.42)	$(0.60)
Adjusted EBITDA	$(5,195)	$(6,258)	$(14,386)	$(21,458)
North America revenue	$59,942	$49,490	$216,694	$170,667
% of total revenue	85%	86%	85%	85%
% growth	21%		27%
Rest of world revenue	$10,696	$8,241	$39,229	$30,273
% of total revenue	15%	14%	15%	15%
% growth	30%		30%
Recent Business Metrics and Highlights

•	Annualized recurring revenue (ARR) at the end of the fourth quarter of 2018 was $251.8 million, an increase of 53% year-over-year.

•
Our renewal rate for the fourth quarter of 2018, which includes upsells and cross-sells of additional products and services, was 120%. The expiring renewal rate, which excludes upsells and cross-sells of additional products and services, was 90% in the fourth quarter of 2018.

•
83% (under ASC 606) and 83% (under ASC 605) of total revenue in the fourth quarter of 2018 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses, up from 70% (under ASC 605) in the fourth quarter of 2017. Recurring revenues increased 45% year-over-year for the full-year 2018.

•	82% (under ASC 606) and 85% (under ASC 605) of total revenue for the fourth quarter of 2018 came from deferred revenue on the balance sheet at the beginning of the quarter.

•	Ended 2018 with over 7,800 customers, an increase of 11% year-over-year.

•
Calculated billings were $94.3 million (under ASC 606) and $94.1 million (under ASC 605) for the fourth quarter of 2018. Growth in calculated billings was depressed by a significant decrease in weighted average contract lengths from 25 months to 16 months year-over-year as we shifted the business towards recurring revenue, and a decrease in professional services billings. During the transition to a more subscription-based model, we believe calculated billings is a less meaningful metric for our operations.

•	In October 2018, we acquired tCell.io, Inc. (tCell), a leading provider of web application threat defense and monitoring, for a total purchase price of $15.4 million.

•
In October 2018, we began the global rollout of InsightConnect, a security orchestration and automation solution that helps security teams reduce manual workloads, create efficiency without sacrificing control, and work more efficiently with IT and development teams. In addition, our InsightVM and InsightIDR solutions now include pre-built automation functionality for some of the most common use cases.

•	In January 2019, Rapid7 was selected for 2019 Bloomberg Gender-Equality Index, recognizing commitment to advancing women in the workplace.

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•	Please see investors.rapid7.com for our Financial Metrics spreadsheet.

•
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables posted in this press release.

First Quarter and Full-Year 2019 Guidance

Rapid7 anticipates total revenue, non-GAAP income (loss) from operations, and non-GAAP net income (loss) per share to be in the following ranges:

First Quarter and Full-Year 2019 Guidance Under ASC 606 (in millions, except per share data)

	First Quarter 2019			Full-Year 2019
Revenue	$68.9	to	$70.5	$304.0	to	$312.0
Year-over-year growth	26%		29%	25%	to	28%
Non-GAAP (loss) income from operations	$(5.5)	to	$(4.5)	Breakeven
Non-GAAP net (loss) income per share	$(0.10)	to	$(0.08)	$0.05
Weighted average shares outstanding			47.9			51.9

Guidance for the first quarter and full-year 2019 does not include any potential impact of foreign exchange gains or losses. The weighted average shares outstanding for the first quarter of 2019 represent basic shares outstanding given our projected non-GAAP net loss. The weighted average shares outstanding for full year 2019 represent diluted shares outstanding given our projected non-GAAP net income. Non-GAAP net income for full year 2019 largely represents interest income on projected cash and investments.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs, and certain non-recurring items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.

Fourth Quarter 2018 Line Items Impacted by the Adoption of ASC 606

For the fourth quarter of 2018, we recognized revenue under ASC 606. For the fourth quarter of 2017, however, we recognized revenue under ASC 605. Therefore, the periods are not directly comparable. In addition, since we adopted ASC 606 using the modified retrospective method, we have presented in the table below, for the fourth quarter of 2018, a summary of certain consolidated financial statement line items impacted by the adoption of ASC 606 with a comparison of these line items to ASC 605.

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	Three Months Ended December 31, 2018
	Under ASC 606	Under ASC 605	Difference
	(in thousands)
Products	$50,420	51,027	$(607)
Maintenance and support	10,246	11,060	(814)
Professional services	8,104	8,551	(447)
Total revenue	68,770	70,638	(1,868)

Cost of revenue - GAAP	19,286	19,268	18
Gross margin - GAAP	72.0%	72.7%

Cost of revenue - non-GAAP	17,632	17,614	18
Gross margin - non-GAAP	74.4%	75.1%

Sales and marketing - GAAP	32,531	38,954	(6,423)
Sales and marketing - non-GAAP	30,607	37,030	(6,423)

GAAP loss from operations	(10,812)	(15,349)	4,537
Non-GAAP loss from operations	(2,695)	(7,232)	4,537

Deferred revenue, current portion	189,855	193,763	(3,908)
Deferred revenue, non-current portion	58,716	41,658	17,058
Total deferred revenue	248,571	235,421	13,150

Conference Call and Webcast Information

Rapid7 will host a conference call today, February 7, 2019, to discuss its results at 4.30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on the Company’s website at http://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 6096466) until February 14, 2019. A webcast replay will be available at http://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq:RPD)is advancing security with visibility, analytics, and automation delivered through our Insight cloud. Our solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks. Over 7,800 customers rely on Rapid7 technology, services, and research to improve security outcomes and securely advance their organizations. For more information, visit our website, check out our blog, or follow us on Twitter.
Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures

rapid7.com

to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA (non-GAAP). Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, and (8) certain non-recurring items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs and certain non-recurring items such as acquisition-related expenses, follow-on public offering costs, and litigation-related expenses. We exclude litigation-related charges or benefits as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

Annualized Recurring Revenue (ARR). ARR is a financial measure that we define as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.

Calculated Billings (non-GAAP). Calculated billings is a non-GAAP measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. Historically, we have considered calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business. With the expansion of our subscription, cloud-based product offerings (InsightVM, InsightIDR, InsightAppSec, InsightOps, and InsightConnect) on the Insight platform, the shift of our other products to subscription pricing, and the shift of our sales compensation plans to ARR, we believe calculated billings is a less meaningful metric for our operations. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of their business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of historical non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding demand for our product and service offerings, expectations regarding our growth, including annualized recurring revenue growth, and our future financial and business performance for

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the first quarter and full-year 2019, features and availability of InsightConnect and automation functionality in InsightIDR and InsightVM, and the potential benefits of the acquisition of tCell, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2018 filed with the Securities and Exchange Commission on November 7, 2018, and subsequent reports that we file with the Securities and Exchange Commission.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Neeraj Mahajan, CFA
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4240

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RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2018		December 31, 2017
	Under ASC 606	Under ASC 605	Under ASC 605
Assets
Current assets:
Cash and cash equivalents	$99,565	$99,565	$51,562
Short-term investments	159,210	159,210	39,178
Accounts receivable, net	74,935	74,935	73,661
Deferred contract acquisition and fulfillment costs, current portion	12,321	—	—
Prepaid expenses and other current assets	9,746	9,281	8,877
Total current assets	355,777	342,991	173,278
Long-term investments	44,892	44,892	1,102
Property and equipment, net	17,523	17,523	8,589
Goodwill	88,420	88,420	83,164
Intangible assets, net	23,955	23,955	16,640
Deferred contract acquisition and fulfillment costs, non-current portion	27,634	—	—
Other assets	1,168	1,168	1,363
Total assets	$559,369	$518,949	$284,136
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,048	$7,048	$2,240
Accrued expenses	37,376	37,376	29,728
Deferred revenue, current portion	189,855	193,763	155,811
Other current liabilities	707	707	1,706
Total current liabilities	234,986	238,894	189,485
Convertible senior notes, net	174,688	174,688	—
Deferred revenue, non-current portion	58,716	41,658	68,689
Other long-term liabilities	3,660	2,912	1,809
Total liabilities	472,050	458,152	259,983
Stockholders’ equity:
Common stock	476	476	441
Treasury stock	(4,764)	(4,764)	(4,764)
Additional paid-in-capital	556,223	556,223	463,428
Accumulated other comprehensive loss	(31)	(31)	(39)
Accumulated deficit	(464,585)	(491,107)	(434,913)
Total stockholders’ equity	87,319	60,797	24,153
Total liabilities and stockholders’ equity	$559,369	$518,949	$284,136

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Revenue:
Products	$50,420	$51,027	$34,012	$168,571	$175,146	$116,748
Maintenance and support	10,246	11,060	12,474	42,223	45,767	46,268
Professional services	8,104	8,551	11,245	33,297	35,010	37,924
Total revenue	68,770	70,638	57,731	244,091	255,923	200,940
Cost of revenue:
Products	11,430	11,415	8,428	39,810	39,761	25,583
Maintenance and support	1,921	1,921	2,024	7,678	7,678	7,491
Professional services	5,935	5,932	6,748	23,595	23,577	23,836
Total cost of revenue	19,286	19,268	17,200	71,083	71,016	56,910
Total gross profit	49,484	51,370	40,531	173,008	184,907	144,030
Operating expenses:
Research and development	17,828	17,828	14,102	67,743	67,743	50,938
Sales and marketing	32,531	38,954	31,427	123,310	136,167	111,593
General and administrative	9,937	9,937	8,387	34,993	34,993	30,293
Total operating expenses	60,296	66,719	53,916	226,046	238,903	192,824
Loss from operations	(10,812)	(15,349)	(13,385)	(53,038)	(53,996)	(48,794)
Other income (expense), net:
Interest income	1,709	1,709	196	3,229	3,229	862
Interest expense	(3,253)	(3,253)	(6)	(4,934)	(4,934)	(87)
Other income (expense), net	(269)	(269)	(36)	(336)	(336)	313
Loss before income taxes	(12,625)	(17,162)	(13,231)	(55,079)	(56,037)	(47,706)
Provision for (benefit from) income taxes	395	86	(227)	466	157	(2,236)
Net loss	$(13,020)	$(17,248)	$(13,004)	$(55,545)	$(56,194)	$(45,470)
Net loss per share, basic and diluted	$(0.27)	$(0.36)	$(0.30)	$(1.20)	$(1.21)	$(1.06)
Weighted-average common shares outstanding, basic and diluted	47,397,034	47,397,034	43,723,696	46,456,825	46,456,825	42,952,950

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Cash flows from operating activities:
Net loss	$(13,020)	$(17,248)	$(13,004)	$(55,545)	$(56,194)	$(45,470)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,360	3,360	2,324	11,097	11,097	7,628
Amortization of debt discount and issuance costs	2,535	2,535	—	3,831	3,831	—
Stock-based compensation expense	6,594	6,594	4,803	27,593	27,593	19,541
Provision for doubtful accounts	260	260	396	740	740	905
Deferred income taxes	(69)	(387)	(228)	(69)	(387)	(2,860)
Foreign currency re-measurement loss (gain)	191	191	46	757	757	(364)
Other non-cash items	(161)	(161)	(5)	(506)	(506)	209
Changes in operating assets and liabilities:
Accounts receivable	(20,972)	(20,972)	(25,347)	(1,685)	(1,685)	(25,217)
Deferred contract acquisition and fulfillment costs	(6,405)	—	—	(12,790)	—	—
Prepaid expenses and other assets	2,147	2,353	(675)	(287)	146	(74)
Accounts payable	3,110	3,110	(1,935)	3,675	3,675	(2,257)
Accrued expenses	8,192	8,192	5,955	6,018	6,018	6,758
Deferred revenue	25,183	23,118	35,857	22,870	10,614	55,437
Other liabilities	989	989	15	367	367	(950)
Net cash provided by operating activities	11,934	11,934	8,202	6,066	6,066	13,286
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(14,460)	(14,460)	—	(14,460)	(14,460)	(14,717)
Purchases of property and equipment	(4,409)	(4,409)	(1,318)	(12,813)	(12,813)	(4,824)
Capitalization of internal-use software costs	(760)	(760)	(406)	(3,265)	(3,265)	(1,162)
Purchases of investments	(54,476)	(54,476)	(13,506)	(233,421)	(233,421)	(35,190)
Sales/maturities of investments	30,650	30,650	9,150	70,226	70,226	33,672
Net cash used in investing activities	(43,455)	(43,455)	(6,080)	(193,733)	(193,733)	(22,221)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $6,880	(408)	(408)	—	223,121	223,121	—
Purchase of capped calls related to convertible senior notes	—	—	—	(26,910)	(26,910)	—
Proceeds from secondary public offering, net of offering costs of $608	—	—	—	30,907	30,907	—
Deferred business acquisition payment	—	—	—	—	—	(796)
Taxes paid related to net share settlement of equity awards	(485)	(485)	(230)	(2,197)	(2,197)	(698)
Proceeds from employee stock purchase plan	—	—	—	3,637	3,637	2,914
Proceeds from stock option exercises	1,085	1,085	853	7,606	7,606	5,848
Net cash provided by financing activities	192	192	623	236,164	236,164	7,268
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(266)	(266)	(38)	(694)	(694)	281
Net (decrease) increase in cash, cash equivalents and restricted cash	(31,595)	(31,595)	2,707	47,803	47,803	(1,386)
Cash, cash equivalents and restricted cash, beginning of period	131,160	131,160	49,055	51,762	51,762	53,148
Cash, cash equivalents and restricted cash, end of period	$99,565	$99,565	$51,762	$99,565	$99,565	$51,762

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Total gross profit (GAAP)	$49,484	$51,370	$40,531	$173,008	$184,907	$144,030
Add: Stock-based compensation expense[1]	371	371	270	1,692	1,692	1,085
Add: Amortization of acquired intangible assets[2]	1,283	1,283	908	3,985	3,985	2,639
Total gross profit (non-GAAP)	$51,138	$53,024	$41,709	$178,685	$190,584	$147,754
Gross margin (non-GAAP)	74.4%	75.1%	72.2%	73.2%	74.5%	73.5%
Gross profit (GAAP) - Products	$38,990	$39,612	$25,584	$128,761	$135,385	$91,165
Add: Stock-based compensation expense	69	69	94	493	493	336
Add: Amortization of acquired intangible assets	1,283	1,283	908	3,985	3,985	2,639
Total gross profit (non-GAAP) - Products	$40,342	$40,964	$26,586	$133,239	$139,863	$94,140
Gross margin (non-GAAP) - Products	80.0%	80.3%	78.2%	79.0%	79.9%	80.6%
Gross profit (GAAP) - Maintenance and support	$8,325	$9,139	$10,450	$34,545	$38,089	$38,777
Add: Stock-based compensation expense	72	72	35	233	233	247
Total gross profit (non-GAAP) - Maintenance and support	$8,397	$9,211	$10,485	$34,778	$38,322	$39,024
Gross margin (non-GAAP) - Maintenance and support	82.0%	83.3%	84.1%	82.4%	83.7%	84.3%
Gross profit (GAAP) - Professional services	$2,169	$2,619	$4,497	$9,702	$11,433	$14,088
Add: Stock-based compensation expense	230	230	141	966	966	502
Total gross profit (non-GAAP) - Professional services	$2,399	$2,849	$4,638	$10,668	$12,399	$14,590
Gross margin (non-GAAP) - Professional services	29.6%	33.3%	41.2%	32.0%	35.4%	38.5%
Loss from operations (GAAP)	$(10,812)	$(15,349)	$(13,385)	$(53,038)	$(53,996)	$(48,794)
Add: Stock-based compensation expense[1]	6,594	6,594	4,803	27,593	27,593	19,541
Add: Amortization of acquired intangible assets[2]	1,323	1,323	950	4,144	4,144	2,813
Add: Acquisition-related expenses[3]	—	—	—	115	115	167
Add: Secondary public offering costs[4]	—	—	—	205	205	—
Add: Litigation-related expenses[5]	200	200	—	600	600	—
Loss from operations (non-GAAP)	$(2,695)	$(7,232)	$(7,632)	$(20,381)	$(21,339)	$(26,273)
Net loss (GAAP)	$(13,020)	$(17,248)	$(13,004)	$(55,545)	$(56,194)	$(45,470)
Add: Stock-based compensation expense[1]	6,594	6,594	4,803	27,593	27,593	19,541
Add: Amortization of acquired intangible assets[2]	1,323	1,323	950	4,144	4,144	2,813
Add: Acquisition-related expenses[3]	—	—	—	115	115	167
Add: Secondary public offering costs[4]	—	—	—	205	205	—
Add: Litigation-related expenses[5]	200	200	—	600	600	—
Add: Release of valuation allowance, acquisition-related	—	—	—	—	—	(2,632)
Add: Tax adjustment for impact of tax reform	—	—	(352)	—	—	(352)
Add: Amortization of debt discount and issuance costs	2,535	2,535	—	3,831	3,831	—
Net loss (non-GAAP)	$(2,368)	$(6,596)	$(7,603)	$(19,057)	$(19,706)	$(25,933)
Net loss per share, basic and diluted (non-GAAP)	$(0.05)	$(0.14)	$(0.17)	$(0.41)	$(0.42)	$(0.60)
Weighted-average common shares outstanding, basic and diluted	47,397,034	47,397,034	43,723,696	46,456,825	46,456,825	42,952,950
[1] Includes stock-based compensation expense as follows:
Cost of revenue	$371	$371	$270	$1,692	$1,692	$1,085
Research and development	2,422	2,422	2,017	10,822	10,822	7,205
Sales and marketing	1,885	1,885	1,062	7,569	7,569	5,756
General and administrative	1,916	1,916	1,454	7,510	7,510	5,495
[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$1,283	$1,283	$908	$3,985	$3,985	$2,639
Sales and marketing	39	39	38	154	154	152
General and administrative	1	1	4	5	5	22
[3] Includes acquisition-related expenses as follows:
General and administrative	$—	$—	$—	$115	$115	$167
[4] Includes secondary public offering costs as follows:
General and administrative	$—	$—	$—	$205	$205	$—
[5] Includes litigation-related expenses as follows:
General and administrative	$200	$200	$—	$600	$600	$—

RAPID7, INC.
Reconciliation of Total Revenue to Calculated Billings (Unaudited)
(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Total revenue	$68,770	$70,638	$57,731	$244,091	$255,923	$200,940
Add: Deferred revenue, end of period	248,571	235,421	224,500	248,571	235,421	224,500
Less: Deferred revenue, beginning of period	223,088	212,004	188,643	225,393	224,500	169,063
Calculated billings	$94,253	$94,055	$93,588	$267,269	$266,844	$256,377

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2018	2017	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605	Under ASC 606	Under ASC 605	Under ASC 605
Net loss	$(13,020)	$(17,248)	$(13,004)	$(55,545)	$(56,194)	$(45,470)
Interest income	(1,709)	(1,709)	(196)	(3,229)	(3,229)	(862)
Interest expense	3,253	3,253	6	4,934	4,934	87
Other (income) expense, net	269	269	36	336	336	(313)
Provision for (benefit from) income taxes	395	86	(227)	466	157	(2,236)
Depreciation expense	1,870	1,870	1,374	6,486	6,486	4,815
Amortization of intangible assets	1,490	1,490	950	4,611	4,611	2,813
Stock-based compensation expense	6,594	6,594	4,803	27,593	27,593	19,541
Acquisition-related expenses	—	—	—	115	115	167
Secondary public offering costs	—	—	—	205	205	—
Litigation-related expenses	200	200	—	600	600	—
Adjusted EBITDA	$(658)	$(5,195)	$(6,258)	$(13,428)	$(14,386)	$(21,458)